Exhibit 1.1

Medium-Term Notes
Preferred Stock

UNDERWRITING AGREEMENT

by and among

United Community Banks, Inc.,

and

Macquarie Capital (USA) Inc.
as Representative of the several Underwriters

August 7, 2013

United Community Banks, Inc.

Medium-Term Notes
Preferred Stock

UNDERWRITING AGREEMENT

August 7, 2013

Macquarie Capital (USA) Inc.
125 West 55th Street
New York, NY 10019

Ladies and Gentlemen:

United Community Banks, Inc., a corporation organized under the laws of Georgia (the “Company”), proposes to issue and sell from time to time certain medium-term notes (the “Notes”) and preferred stock (the “Preferred Stock” and, together with the Notes, the “Securities”) in amounts to be determined from time to time by the Company’s board of directors.  The Notes may be senior or subordinated notes and, in the case of senior notes, will be issued pursuant to the Indenture, to be dated as of August 12, 2013 (as supplemented or amended, and in effect from time to time, the “Senior Indenture”), and in the case of subordinated notes, will be issued pursuant to the Indenture, (as supplemented or amended, and in effect from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be executed between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

Subject to the terms and conditions of this Agreement, the Company hereby appoints Macquarie Capital (USA) Inc. (“Macquarie”) as representative (“Representative”) of the Underwriters (as defined below) and as an Underwriter for the purpose of, from time to time, soliciting through the Auction Procedures (as defined below) on a best efforts basis, offers to purchase the Securities.  Each of the terms “Representative,” “Underwriter,” “Underwriters,” “you,” “your” and similar expressions, when used in this Agreement or in any Terms Agreement (as defined below) or in any exhibits, annexes or schedules hereto or thereto, shall mean Macquarie, except at any time when a different Representative is, or additional or different Underwriters are, acting as such hereunder, as contemplated in Section 10 hereof.  You agree to use your reasonable best efforts to solicit offers to purchase Securities through the Auction Procedures upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.  Securities will be offered in accordance with the terms hereof and the Auction Services Agreement (as defined below), and the public offering price or interest or dividend rate and the allocation of the Securities sold pursuant to this Agreement will be determined through an online Internet auction process (each, an “Auction”) conducted by Zions Direct, Inc. (“Zions Direct”) as auction service provider (the “Auction Service Provider”) pursuant to (a) the procedures set forth in a prospectus supplement, as such procedures may be amended and supplemented from time to time by any pricing supplement and Terms Agreement (the “Auction Procedures”) and (b) the Auction Service Provider Agreement, dated as of August 2, 2013, by and among the Company, the Underwriters and the Auction Service Provider (the “Auction Services Agreement”).  Whenever the Company determines to sell a tranche or series of Securities pursuant to this Agreement, such Securities will be sold to you as principal pursuant to a Terms Agreement relating to such sale in accordance with the provisions hereof between the Company and the Representative, with the applicable Underwriter(s) purchasing such Securities for resale, including  to other agents or dealers (the “Selected Dealers”), each of whom will purchase such Securities as principal for resale to their customers.

1.	Registration Statement And Prospectus

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-180752).  Such Registration Statement became effective on  April 25, 2012, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and the Commission’s rules and regulations thereunder (the “Trust Indenture Act”).

For the purposes of this Agreement, these terms shall have the following meanings:

(1)           “Applicable Time” means the time agreed to by the Company and the Representative as the deemed time of the pricing of the Securities of a particular tranche or series.

(2)           “Disclosure Package” unless otherwise defined in a Terms Agreement means, collectively, the Statutory Prospectus, any preliminary pricing supplement relating to the Securities of a particular tranche or series used at or prior to any Applicable Time, any Issuer Free Writing Prospectus (as defined below) relating to the Securities of a particular tranche or series used at or prior to any Applicable Time and the final pricing supplement relating to Securities of a particular tranche or series.

(3)           “Initial Closing Date” means the first date of delivery of Securities under this Agreement.

(4)           “Prospectus“ means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the final pricing supplement relating to the Securities of a particular tranche or series filed by the Company with the Commission pursuant to Rule 424 under the 1933 Act (as defined below) (“Rule 424”) that discloses the public offering price and other final terms of such Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933, as amended, and the Commission’s rules and regulations thereunder (the “1933 Act”).

(5)           “Registration Statement” means, as of any time, the registration statement, as amended, registering the offer and sale of the Securities, among other securities, in the form then filed by the Company with the Commission and effective, including any document incorporated by reference therein and any prospectus, prospectus supplement or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified.  “Registration Statement” without reference to a time means such effective registration statement, as amended, as of the time of the first contract of sale for the Securities of a particular tranche or series, which time shall be considered the new effective date of such registration statement, as amended, with respect to such Securities.  For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B under the 1933 Act (“Rule 430B”) or Rule 430C under the 1933 Act (“Rule 430C”), shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B orRule 430C, as the case may be.  “Registration Statement” includes any Renewal Registration Statement (as defined below) after it has become effective.

(6)           “Representation Date” means each Applicable Time, the date of each acceptance by the Company of an offer for the purchase of a tranche or series of Securities (as evidenced by a fully executed Terms Agreement), the date of each delivery of Securities (each such delivery date, a “Closing Date”), and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest or dividend rates, maturity or price of Securities or similar changes), or there is filed by the Company with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K required by Item 2 of Form 8-K.

(7)           “Statutory Prospectus” unless otherwise defined in a Terms Agreement means, collectively, (i) the base prospectus relating to various securities of the Company included in the Registration Statement, (ii) the prospectus supplement relating to Notes and Preferred Stock of the Company, filed by the Company with the Commission pursuant to Rule 424 prior to the offer and acceptance of Securities of a particular tranche or series, and (iii) any preliminary pricing supplement used in connection with Securities of a particular tranche or series, as filed by the Company with the Commission pursuant to Rule 424, including, in each case, all documents incorporated by reference therein.

2.	Offer And Sale Of The Securities

(a)           Each Underwriter proposes to solicit, through the Auction Procedures, offers to purchase the Securities upon the terms and conditions set forth herein and in the Prospectus, the Disclosure Package and any applicable Terms Agreement, or upon such other written terms as the Underwriters, acting through the Representative, and the Issuer may agree upon from time to time.  The public offering price and the allocation of the Securities sold pursuant to this Agreement will be determined through an online auction process conducted by the Auction Service Provider, pursuant to the Auction Procedures and the Auction Services Agreement, as described in the Prospectus and Disclosure Package.  For the purpose of any solicitation of the Securities, the applicable Underwriter(s) will use the Prospectus and the Disclosure Package, as then amended or supplemented and which has been most recently provided to the applicable Underwriter(s) by the Company through the Representative, and the applicable Underwriter(s) will solicit offers to purchase a tranche or series of Securities only as permitted or contemplated thereby and herein and will solicit offers to purchase the Securities only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction.  The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently, by providing instructions of such suspension to the Representative, provided no such suspension by the Company shall be permitted with respect to any Securities following the execution of a Terms Agreement through the Closing Date of the sale of the Securities covered by such Terms Agreement.  Upon receipt of such instructions (which may be given orally or electronically) from the Company, the applicable Underwriter(s) will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Representative that such solicitation may be resumed.

Unless otherwise instructed by the Company or as specified in an applicable pricing supplement, the Underwriters are authorized to solicit offers to purchase the Notes in denominations of $1,000 or more (and integral multiples of the specified minimum denomination). The Underwriters are authorized to solicit offers to purchase Preferred Stock in such denominations as may be specified in an applicable Terms Agreement. Each Underwriter is authorized to appoint subagents or to engage the services of one or more Selected Dealers in connection with each offering or sale of Securities, which may offer and sell Securities of any tranche or series consistent with the terms set forth in the Prospectus and the Disclosure Package with respect to such Securities.  The Company agrees to pay the applicable Underwriter(s), as consideration for soliciting offers to purchase Securities, the concession or other compensation set forth in any applicable Terms Agreement or pricing supplement, as applicable.  The applicable Underwriter(s) and the Selected Dealers will share the above-mentioned compensation in such proportions as they may agree.

The purchase price shall be set forth in the confirmation statement of the Underwriter or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and pricing supplement.

(b)          Unless otherwise provided in a Terms Agreement and an addendum or supplement to the Auction Services Agreement which is reflected in the Prospectus and the Disclosure Package, the provisions of the Auction Procedures set forth in the Auction Services Agreement shall apply to all transactions contemplated hereunder.  Each of the Underwriters and the Company agree to perform the respective duties and obligations specifically provided to be performed by each in the Auction Services Agreement and the Auction Procedures, as the Auction Services Agreement or such Auction Procedures may be amended or supplemented and are in effect from time to time or altered in writing by the Company, the Representative and the Auction Service Provider with respect to a specific offering.  For purposes of this Agreement, the Auction Procedures may only be amended by a written agreement of the Company, the Representative and the Auction Service Provider.

(c)           Each of the Company and the Underwriters acknowledges and agrees, and each Selected Dealer will acknowledge and agree, that the Securities are being offered for sale only in the United States and only pursuant to the Auction Procedures.

3.	Terms Agreement

Each sale of Securities shall be made in accordance with the terms of this Agreement and a separate terms agreement to be agreed upon by the Company and the Representative with respect to each offering of a tranche or series of Securities (a “Terms Agreement”) to be entered into, which will provide for the sale of such Securities to, and the purchase and reoffering thereof, by the applicable Underwriter(s).  A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the applicable Underwriter(s).  The offering of Securities by the Company hereunder and the agreement of the applicable Underwriter(s) to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein and in reliance of the Auction Services Agreement, and shall be subject to the terms and conditions herein and therein.  Each Terms Agreement shall describe the Securities to be purchased pursuant thereto by the applicable Underwriter(s), and may specify, among other things, the principal amount of Notes or aggregate liquidation preference of shares of Preferred Stock to be purchased, the interest or dividend rate or formula and maturity date or dates of such Securities, the interest or dividend payment dates, if any, the net proceeds to the Company, the time and place of delivery of and payment for such Securities, whether the Securities are redeemable or repayable and on what terms and conditions, and any other relevant terms.  In connection with the resale of the Securities purchased, without the consent of the Company, the applicable Underwriter(s) are authorized to appoint subagents and to engage the service of any other broker or dealer as a Selected Dealer, and may, but are not required to, reallow any portion of the compensation paid to applicable Underwriter(s).  The Underwriters shall have no obligation hereunder to purchase any tranche or series of Securities, except pursuant to a Terms Agreement executed and delivered by the Company and the Representative with respect to such tranche or series of Securities.

4.	Company Covenants

In further consideration of your agreements herein contained, the Company covenants and agrees as follows:

(a)           The Company will notify the Underwriters (which notification may be delivered via email) as soon as practicable (i) when, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Securities, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (including the documents incorporated by reference therein), the Prospectus or the Disclosure Package, (iii) of any request by the Commission for any amendment to the Registration Statement (including any information or filings incorporated therein by reference) or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) if at any time the Company no longer meets the requirements for use of Form S-3.  The Company will promptly and timely effect the filings necessary pursuant to Rule 424 and Rule 433 of the 1933 Act (“Rule 433”) within the time periods prescribed therein for each offering of Securities and will take such steps as it deems necessary to ascertain promptly whether each Statutory Prospectus, Prospectus and Issuer Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433, as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly and timely file such document.  The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order, cease and desist order or other order is issued, to obtain the lifting thereof at the earliest possible time.

(b)          The Company will give the Underwriters notice through the Representative of its intention to file or prepare any additional registration statement with respect to additional Securities (including any filing under Rule 462(b) under the 1933 Act and any Renewal Registration Statement (as defined below) or any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and will furnish the Underwriters through the Representative with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will give the Representative a reasonable opportunity to comment on any such proposed amendment or supplement.

(c)          The Company will deliver to the Underwriters without charge, a copy of (i) the Indentures and any supplements thereto, (ii) the Registration Statement (as originally filed) and of each amendment or supplement thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the (A) issuance and sale of the Securities, generally and (B) issuance and sale of any specific tranche or series of Securities.  The Company will furnish to the Underwriters as many copies of the Prospectus and the Statutory Prospectus (as these may be amended or supplemented) as the Underwriters shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities under the 1933 Act.

(d)          The Company will prepare, with respect to any Securities to be sold pursuant to this Agreement (and any applicable Terms Agreement), (i) a pricing supplement with respect to such Securities, in form and substance reasonably satisfactory to the Representative (each a “Pricing Supplement”), and will file such Pricing Supplement with the Commission pursuant to Rule 424 under the 1933 Act (x) unless otherwise agreed with the Representative, in preliminary form no later than the time at which the information contained therein is first used in connection with a public offering or sale and (y) in final form not later than the close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used in connection with a public offering or sale (or such earlier time as may be required under the 1933 Act), (ii) such Issuer Free Writing Prospectuses as may be agreed upon by the Company and the Representative and (iii) such other term sheets, pricing supplements or other documents as set forth in any Terms Agreement.

(e)           Except as otherwise provided in subsection (m) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Underwriters to cease the solicitation of offers to purchase the Securities and to cease sales of any Securities by the Underwriters, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(f)           Except as otherwise provided in subsection (m) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause promptly the Prospectus to be amended or supplemented (if not automatically incorporated by reference) to include financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations thereunder (the “1934 Act”) or otherwise.

(g)          Except as otherwise provided in subsection (m) of this Section, on or prior to the date on which financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year is released to the general public, the Company shall cause promptly the Registration Statement and the Prospectus to be amended (if not automatically incorporated by reference) to include such audited financial statements and the report or reports, and consent or consents to such inclusion of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

(h)          The Company will file such reports with the Commission pursuant to the 1934 Act, within the time periods required by the 1934 Act, as may be necessary to make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries, which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(i)           The Company will, if necessary, arrange for the qualification of the Securities for sale under the laws of such states and jurisdictions as the Representative shall reasonably request, and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Securities; provided in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, or (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.  The Company will promptly advise the Underwriters through the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(j)           The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(k)          The Company has filed or will file each Statutory Prospectus and Prospectus pursuant to and in accordance with Rule 424 within the prescribed time period.

(l)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement and (ii) the effective date of each new Registration Statement filed pursuant to this Section 4(l) (each, a “Renewal Registration Statement”), any of the Securities remain unsold, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representative and will use its reasonable best efforts to cause such Registration Statement to be declared effective within 120 days after the Renewal Deadline.  The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References in this Agreement to the “Registration Statement” shall include any new registration statement filed in respect of each Renewal Registration Statement after it has become effective.

(m)         The Company shall not be required to comply with the provisions of Sections 4(e), (f), (g) or (p) or during any period from the time (i) the Representative has suspended solicitation of purchases of the Securities by the Underwriters pursuant to a direction from the Company and (ii) none of the Underwriters shall then hold any Securities purchased from the Company for subsequent resale, but shall thereafter comply with such subsections, including updating all diligence since the last diligence review by the Underwriters, prior to commencing any additional offering of Securities hereunder.

(n)          The Company will use the Net Proceeds in the manner specified in each Prospectus, each Disclosure Package and any applicable Terms Agreement under “Use of Proceeds.”

(o)          In connection with the offering and sale of the Securities, the Company will file with the Nasdaq Global Select Market (“NASDAQ”) all documents and notices, and make all certifications, required of companies that have securities that are listed on NASDAQ and will maintain such listing.

(p)          The Company will cooperate with any reasonable due diligence review conducted by the Underwriters (and their counsel or other representatives), including providing information and making available documents and senior corporate officers as the Underwriters may reasonably request; provided, however, the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s  principal offices and (ii) during the Company’s  ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 4(p) will include, if requested, during the term of this Agreement, a quarterly diligence conference to occur within five Business Days after each filing by the Company of its Annual Report on Form 10-K and each Quarterly Report on Form 10-Q whereby the Company will make its senior corporate officers available to address diligence inquiries of the Underwriters and will provide such additional information and documents as the Underwriters may reasonably request.  Upon request from the Underwriters, made through the Representative, a reasonable and customary bring down due diligence review also will be made in connection with any offering of Securities hereunder.

(q)          The Company will comply with all requirements imposed upon it by the 1933 Act and the 1934 Act, as then in effect, as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus, the Disclosure Package and any applicable Terms Agreement.

(r)           The Company shall use its reasonable best efforts in cooperation with the Underwriters to permit the Securities to be eligible continuously for clearance and settlement through the facilities of The Depository Trust Company (“DTC”) and applicable foreign clearing agencies, if any, specified in the applicable Terms Agreement.

(s)           Unless otherwise agreed upon in any Terms Agreement between the Representative and the Company, between the date of such Terms Agreement and the delivery of Securities to the Representative with respect to such Terms Agreement, the Company will not, without the prior written consent of the Representative, offer, sell or issue, or enter into any agreement to sell or issue, any debt securities or preferred stock of the Company in the United States intended primarily for sale to retail or other investors (other than the Securities to which such Terms Agreement relates or another series of Securities sold pursuant to this Agreement).

(t)           The Company will notify the Underwriters as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the 1933 Act (each, a “Ratings Agency”), to the program under which the Company’s notes may be offered and sold from time to time (the “Program”), any debt securities, credit facilities or preferred stock of the Company or its subsidiaries (including the Securities), or the public announcement by any Ratings Agency that it has under surveillance, watch or review, with possible negative implications, its rating of the Program, any of the Company’s or any subsidiary’s debt securities or preferred stock (including the Securities) or credit facilities, or the withdrawal by any Ratings Agency of its rating of the Program, any such debt securities, credit facilities or preferred stock.

5.	Company Representations And Warranties

(a)           The Company represents and warrants to the Underwriters that, as of the date hereof and each Representation Date:

 (1)           (i)  The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(ii)           On the date hereof, and at the respective times the Registration Statement, and any post-effective amendment thereto, became or becomes effective, the Registration Statement and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the Trust Indenture Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendment or supplement thereto, at the respective times the Prospectus or any such amendment or supplement was issued, and as of the date hereof, as of each Applicable Time and as of each Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not include statements in or omissions from the Registration Statement (including any post-effective amendment thereto) or Prospectus (including any amendment or supplement thereto) made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters or the Auction Service Provider, respectively, for use in the Registration Statement (including any post-effective amendment thereto) or Prospectus (including any amendment or supplement thereto).  It is understood and agreed that only such information furnished to the Company in writing by (x) each Underwriter consists of the information described in Section 8(h) below (“Underwriter Information”) and (y) the Auction Service Provider consists of the information set forth in the Auction Services Agreement and any exhibits, annexes or schedules thereto, or in a writing delivered to the Company and the applicable Underwriter(s) through the Representative with respect to an auction prior to the commencement of such auction (the “Auction Service Provider Information”).

(iii)           At the respective times the Prospectus was filed, as of the date hereof, as of each Applicable Time and as of each Closing Date, it complied and will comply in all material respects with the 1933 Act and the Trust Indenture Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the applicable Underwriter(s) for use in connection with the applicable offering.

(iv)           On the date hereof and at the respective times the Registration Statement, and any post- effective amendment thereto, the Indentures complied or will comply in all material respects with the applicable requirements of the Trust Indenture Act.

(v)           As of each Applicable Time and Closing Date, the Disclosure Package will not include an untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not include statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriter Information specifically furnished to the Company by or on behalf of the Underwriters through the Representative and the Auction Service Provider.

(2)           Each of Porter Keadle Moore, LLC and PricewaterhouseCoopers LLP, which has expressed its opinion with respect to and certified that certain of the Company’s consolidated financial statements (which term, for purposes of this Section 5(a)(2), includes the related notes thereto and supporting schedules) and the Company’s and its subsidiaries’ internal controls, filed with the Commission as a part of the Registration Statement and included in (or incorporated by reference into) the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries under the applicable requirements of the 1933 Act and the 1934 Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(3)           The financial statements (together with the related schedules and notes) filed with the Commission as a part of (or incorporated by reference into) the Registration Statement and included in (or incorporated by reference into) the Prospectus and the Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.  Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly disclosed therein.  All such financial statements comply as to form in all respects to Commission Regulation S-X.  The other financial information included in (or incorporated by reference into) the Prospectus and the Disclosure Package, including the selected financial data, has been derived from the Company’s books and records, is presented on a basis consistent with the consolidated financial statements included in (or incorporated by reference into) the Registration Statement, and presents fairly the information shown therein. All disclosures contained in the Registration Statement, the Prospectus or the Disclosure Package regarding “non- GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations.

(4)           The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide, and is sufficient to provide, reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Registration Statement, Prospectus and Disclosure Package, the Company is not aware of any material weaknesses in the Company’s internal controls over financial reporting.  The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control.  Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(5)           The Company and its subsidiaries have established and maintain  “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act) in compliance with the 1934 Act, and which are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(6)           Except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Prospectus and Disclosure Package, subsequent to the respective dates as of which information is given in the Prospectus or Disclosure Package, (i) there has not been any material change in the capital stock of the Company, any material change in any short-term debt or long-term debt of the Company or any of its subsidiaries, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, prospects, business, operations, properties or management, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, except for transactions or agreements entered into in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except as may be permitted under clause (i) of this Section 5(a)(6); and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any Authority (as defined below); except in each case as otherwise disclosed in or contemplated by each of the Registration Statement, the Prospectus and the Disclosure Package.

(7)           The Company and each of its subsidiaries have been duly organized and are validly existing in good standing under the laws of the jurisdiction of their organization and have the corporate or other entity power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and the Disclosure Package and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Auction Services Agreement.  Each of the Company and each subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, prospects, business, operations, properties or management of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with the performance by the Company of its obligations under this Agreement, any Terms Agreement, the Securities, the Indentures or the Auction Services Agreement (a “Material Adverse Effect”).

(8)           The Company has the capitalization as set forth in each of the Prospectus and Disclosure Package; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise disclosed in or contemplated by each of the Disclosure Package, the Registration Statement and the Prospectus are owned directly or indirectly by the Company, free and clear of any lien, charge, mortgage, pledge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (each, a “Lien”).

(9)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Auction Services Agreement, this Agreement, any Terms Agreement and any Officer’s Certificate (as defined below) delivered pursuant to this Agreement, any Terms Agreement or the Auction Services Agreement.  Each of the Auction Services Agreement, this Agreement, any Terms Agreement and any Officer’s Certificates has been or will be duly and validly authorized, executed and delivered by the Company and constitutes or will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such laws (the “Bankruptcy and Equity Exceptions”).

(10)         The Company has all requisite corporate power and authority to offer, execute, issue, sell and perform its obligations contemplated by the Notes.  The Notes have been duly authorized by the Company and, when the Notes have been duly executed and authenticated, issued and delivered in accordance with this Agreement, any Terms Agreement, the applicable Indenture and the applicable supplemental indenture and authenticated by the Trustee, upon delivery of the Notes against payment therefor in accordance with the terms hereof and any Terms Agreement, will be validly issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Indenture, as supplemented, enforceable against the Company in accordance with their terms, subject only to the Bankruptcy and Equity Exceptions.

(11)         The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture and the respective supplemental indenture related to each tranche or series of Notes.  The Indentures have been or will be, and each Indenture supplement will be, duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, subject only to the Bankruptcy and Equity Exceptions.  The Indentures have been qualified under the Trust Indenture Act, and the Indentures, as supplemented or amended, will conform in all material respects to the requirements of the Trust Indenture Act.  The Indentures, as amended and supplemented, conform in all material respects to the descriptions thereof in each of the Prospectus and the Disclosure Package and the Notes will conform to the description thereof in the Prospectus and the Disclosure Package, as amended or supplemented.

(12)         The shares of Preferred Stock represented by the Depositary Shares to be purchased by the Underwriters from the Company hereunder have been or will be duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement and the applicable Terms Agreement against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; and the issuance and sale of the Preferred Stock is not subject to any preemptive, co-sale right, right of first refusal or other similar rights arising under applicable law, under the charter, by-laws or similar organizational document of the Company or under any agreement to which the Company or any subsidiary is a party or otherwise.  The Preferred Stock will conform to the description thereof in the Prospectus and the Disclosure Package, as amended or supplemented.  No holder Preferred Stock will be subject to personal liability by reason of being such a holder.

(13)         The statements set forth in each of the Prospectus and the Disclosure Package under the captions “Description of Securities—Description of Debt Securities,” “Description of the Notes,” “Description of Securities—Description of Preferred Stock” and “Description of the Preferred Stock” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Certain Material U.S. Federal Income Tax Consequences,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(14)         Neither (i) the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or similar organizational documents; (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject; or (iii) the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation (“Law”) of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries (each an “Authority”), except, in the case of clauses (ii) and (iii) above, for any such defaults or violations as have not, individually or in the aggregate, had, and would not reasonably be expected to have, a Material Adverse Effect.

(15)         The Company’s  execution, delivery and performance of this Agreement, any Terms Agreement and the Auction Services Agreement, the issuance and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, the Auction Services Agreement, any Terms Agreement and the consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries, (iii) result in the violation of any Law applicable to the Company, any Company subsidiary or their respective businesses, properties or assets, or (iv) affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indentures, this Agreement, the Auction Services Agreement or any Terms Agreement except, in the case of clause (i) above, for any such conflict, breach, violation, default, Lien that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any Authority, is required for the Company’s execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of the Securities (including the obligation to make timely payments of interest and principal thereon), the Indentures, the Auction Services Agreement, any Terms Agreement or consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the Trust Indenture Act and in the case of future takedowns of Securities hereunder will have been timely made, filed or obtained at each Applicable Time and Closing Date of each such takedown and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(16)         The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals , trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.  To the Company’s  knowledge, none of the material technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(17)         Neither the Company nor any of its subsidiaries is in violation of any Law, domestic or foreign, relating to the use, disposal, storage, transportation, or release or threat of release of hazardous or toxic substances or relating to the protection or restoration of the environment, human exposure to hazardous or toxic substances, or natural resources (collectively, “Environmental Laws”), owns, leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any administrative or judicial proceeding (or to the Company’s knowledge, any threatened proceeding) relating to any Environmental Laws, which violation, contamination, liability or proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company’s or any subsidiary’s knowledge, there is no pending investigation, which would reasonably be expected to lead to such a liability or proceeding.

(18)         Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, each of the Company and its subsidiaries has all material permits, licenses, franchises, approvals, consents and authorizations of all governmental and regulatory authorities (hereinafter “permit” or “permits”) that are necessary to own its properties and to conduct its business as conducted at the Applicable Time and in the manner described in the Registration Statement, the Prospectus and the Disclosure Package; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Prospectus and the Disclosure Package; and, except as described in the Registration Statement, the Prospectus and the Disclosure Package, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(19)         Except as disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings (each, a “Proceeding”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package or that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect, and (ii) to the knowledge of the Company, no such Proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(20)         Notwithstanding this Agreement, there are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act that have not been so described and filed as required.  A copy of this Agreement will be timely filed by the Company as an exhibit to the Registration Statement.

(21)         The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 under the 1933 Act) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the applicable Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter expressly for use therein, the scope of any such information to be agreed upon in writing by the Company and the applicable Underwriter(s) prior to use, as reflected in the applicable Terms Agreement, and (ii) any Auction Service Provider Information.

(22)         The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after considering any applicable extension); and except as otherwise disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.  The Company has made adequate charges, accruals and reserves in the applicable financial statements included in (or incorporated by reference into) the Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(23)         Except as otherwise described in the Prospectus, the Registration Statement or the Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

(24)         The Company’s  shares of common stock are registered pursuant to Section 12(b) of the 1934 Act and are listed on NASDAQ.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the 1934 Act or delisting its common stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.  The Company has continued to satisfy, in all material respects, all requirements for listing its common stock for trading on NASDAQ.

(25)         The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities (it being understood that the Company makes no statement as to the activities of the Underwriters or any Selected Dealers in connection with any offering of Securities under this Agreement).

(26)         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus and the Disclosure Package.

(27)         The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable Laws of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

(28)         There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(29)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person authorized to act on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment or expense to an official of, or candidate for, any federal, state or foreign office, or related to or for any political activity in violation of any Law or which is required to be disclosed in the Prospectus and the Disclosure Package; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(30)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable requirements, including financial recordkeeping and reporting requirements of the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), each as amended, and together with all rules and regulations thereunder and any other applicable anti-money laundering Laws and guidelines, issued, administered or enforced by any Authority (collectively, “Anti-Money Laundering Laws”), and no Proceeding involving the Company or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(31)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received from the sale of Securities contemplated by this Agreement or any Terms Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person then subject to any U.S. sanctions administered by OFAC.

(32)         The statistical information and data required by Commission Industry Guide 3 included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the information set forth therein, is in compliance in all material respects with the 1933 Act and Commission Industry Guide 3, and is consistent with the Company’s financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, except as noted therein.  Nothing has come to the attention of the Company that has caused the Company to believe that the other statistical and market related data included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package is not based on or derived from sources that are reliable and accurate.

(33)         The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and United Community Bank (the “Bank”) is the only FDIC-insured depository institution controlled by the Company for purposes of the BHC Act. Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Georgia Department of Banking and Finance and any other federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor the Bank is a party to any written agreement, cease and desist or consent order, or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter, formal or informal action (collectively, “Banking Enforcement Action”) that has resulted or would result in sanctions, limitations or restrictions against the Company or the Bank from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management except, in each case, as individually or in the aggregate would not reasonably expected to have a Material Adverse Effect, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Banking Enforcement Action. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”) is “satisfactory” or better. To the knowledge of the Company, since the Bank’s last Community Reinvestment Act compliance examination, the Bank has not received any complaints as to Community Reinvestment Act compliance.

(34)           The deposit accounts of the Bank are insured up to the maximum amount provided for by the FDIC. No proceedings for the modification, termination or revocation of any such FDIC insurance are pending or, to the knowledge of the Company, threatened against the Bank. The Bank has paid all premiums, assessments and fees required by the FDIC and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta.

(35)           Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(36)           None of the Company or any of its subsidiaries or any agent thereof acting on behalf of them has taken, and none of them will take, any action that could cause this Agreement or the issuance or sale of the Securities or the application of the proceeds thereof to violate Regulation T, Regulation U or Regulation X of the Federal Reserve.

(37)           Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has no transactions with “affiliates” (as defined in Rule 405 under the 1933 Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the 1933 Act to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package or that would violate Regulation W of the Federal Reserve.  Additionally,  no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand, that is required by the 1933 Act to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package that is not so disclosed.

(38)           No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Disclosure Package, the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(39)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rule and regulations thereunder.

(40)           Except as otherwise disclosed in the Registration Statement, the  Prospectus and the Disclosure Package, each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the  Prospectus and the Disclosure Package as being owned by it, free and clear of all Liens except such as do not materially affect the value of such property and do not and would not have a Material Adverse Effect. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate do not have or would not result in a Material Adverse Effect.

(41)           There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or beneficial owners of 5% or more of the Company’s outstanding common stock, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(42)           Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(43)           Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where failure to be in compliance would not have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(44)           No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(45)           Except as described in the Registration Statement, the Prospectus and the Disclosure Package, each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities held in any fiduciary or agency capacity) free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or Liens that would not be material to the Company and its subsidiaries taken as a whole. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(46)           Except for the compensation payable to the Underwriters, including any reimbursement of the Underwriters’ expenses as described in any Pricing Supplement and, if applicable, any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee, payment or commission as a result of any transactions contemplated by this Agreement.

(47)           All swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder, and, to the Company's knowledge, the counterparties thereto have performed all their respective obligations thereunder, and there are no breaches, violations or defaults or allegations or assertions of such by the Company or its subsidiaries or any counterparty to any such instruments, contract or arrangements.

(48)           The minute books of each of the Company and its subsidiaries have been made available to the Underwriter and its counsel and contain a complete summary of all meetings and other actions of the directors and shareholders of each such entity in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

(49)           Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, (i) none of the Company nor any subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends, or from making any other distribution with respect to their respective equity, debt or hybrid securities; and (ii) no subsidiary is restricted, except by banking laws of general applicability, from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(50)           The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the 1934 Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has filed all reports required to be filed under the 1934 Act.

(51)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, to the Underwriter as to the matters covered thereby.

(c)           All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

6.	Reaffirmation Of Representations And Warranties; Subsequent Delivery Of Documents

(a)           Each Terms Agreement, and each delivery of Securities to the applicable Underwriter(s) on each Closing Date shall be deemed to be an affirmation that the representations and warranties of the Company made to the Underwriters in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such Terms Agreement and Closing Date, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the applicable Underwriter(s) of the Securities relating to such Terms Agreement and sale as though made at and as of each such time.  It is understood and agreed that such representations and warranties shall relate to the Registration Statement, the Prospectus, the Disclosure Package and any applicable Issuer Free Writing Prospectus, as amended and supplemented to each such time (including, the documents incorporated by reference therein).

(b)          Except at such times that (i) the Representative has suspended solicitation of purchases of the Securities by the Underwriters pursuant to a direction from the Company and (ii) none of the Underwriters shall then hold any Securities purchased from the Company for subsequent resale (when the requirements of this Section 6(b) shall not apply), each time:

(1)           any applicable Terms Agreement so specifies (unless waived by the Representative;

(2)           the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K; or

(3)           if required by the Representative after the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement (i) providing solely for the specific terms of the Securities or (ii) which relates exclusively to an offering of securities other than the Securities;

the Company shall furnish or cause to be furnished to the applicable Underwriter(s) through the Representative:

(i)           an Officer’s Certificate (as defined below) dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Representative to the effect that the statements contained in the certificate referred to in Section 7(a)(4) hereof which was last furnished to the Underwriters are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus, the Disclosure Package and any applicable Issuer Free Writing Prospectus, as amended and supplemented to such time);

(ii)           the written opinions and 10b-5 statements (as applicable) of each Company Counsel (as defined below), and the Underwriter Counsel Opinion (as defined below) dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance reasonably satisfactory to the applicable Underwriter(s), of the same tenor as the opinions referred to in Sections 7(a)(1), (2) and (3) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Underwriters shall furnish the Underwriters through the Representative with a bringdown letter substantially to the effect that the Underwriters may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance);

(iii)           if required by the Representative after the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented to include or incorporate by reference additional financial information required to be set forth therein under the terms of Form S-3 under the 1933 Act or by the 1933 Act, the Company shall cause PricewaterhouseCoopers LLP to furnish the Underwriter(s) (through the Representative) a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form and substance reasonably satisfactory to the Underwriter(s), of the same tenor as the positions of the letter referred to in Section 7(b) hereof, but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package, as amended and supplemented to the date of such letter; provided, however, if the Registration Statement, the Prospectus or the Disclosure Package is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement; and

(iv)           a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to the Underwriters.

7.	Conditions to Underwriters’ Obligations

The Underwriters’ obligations hereunder to make or complete any offering and sale of Securities of any tranche or series are subject to the following conditions:

(a)           On the Initial Closing Date, the Underwriters shall have received the following, dated as of the Initial Closing Date and in form and substance satisfactory to the Underwriters:

(1)           The opinion and 10b-5 statement of outside counsel of the Company (“Counsel”) which shall be substantially in the form attached hereto as Exhibit A;

(2)           The opinion of Bradley J. Miller, Chief Legal Officer for the Company (“In-House Counsel,” and together with Counsel, “Company Counsel”) which shall be substantially in the form attached hereto as Exhibit B;

(3)           The opinion and 10b-5 statement of counsel for the Underwriters (“Underwriter Counsel Opinion”) in a form and substance reasonably satisfactory to the Underwriters;

(4)           a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriters (an “Officer’s Certificate”), dated as of the Initial Closing Date, to the effect that such officer has carefully examined the Registration Statement, the Prospectus, the Disclosure Package (as defined below), this Agreement, any Terms Agreement and the Auction Services Agreement, and that (i) the Company’s representations and warranties in this Agreement and the Auction Services Agreement are true and correct; (ii) the Company has complied with, performed all the agreements and covenants, and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such Officer’s Certificate; (iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no Proceedings for that purpose or delaying, suspending or stopping the use of the Registration Statement or the Offering of securities thereunder have been instituted or, to the knowledge of such officers, threatened; and (iv) since the date of the Company’s most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, no Material Adverse Effect has occurred, except as set forth or contemplated in the Disclosure Package and the Prospectus.

(b)           On the date hereof, the Underwriters shall have received letters from PricewaterhouseCoopers LLP and Porter Keadle Moore, LLC dated as of the date hereof and in form and substance reasonably satisfactory to the Underwriters, each confirming that they are independent public accountants within the meaning of each of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Commission Regulation S-X, and stating the conclusions and findings of such firm with respect to the financial statements, financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(c)           On the Initial Closing Date, the Company shall furnish the Underwriters with a certificate of its Secretary, in form and substance reasonably satisfactory to the Underwriters.

(d)           On the Initial Closing Date and on any date upon which counsel to the Underwriters is required to deliver an opinion pursuant to this Agreement, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, the performance of the Company’s agreements and covenants or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to the Underwriters’ counsel.

(e)           On the Initial Closing Date, the Underwriter(s) shall have received a “bring-down comfort letter” covering the matters ordinarily covered by accountants in such letters in connection with registered public offerings.

(f)           The obligation of the applicable Underwriter(s) to purchase the Securities on any Closing Date is subject to the performance by the Company of its covenants, agreements and other obligations hereunder, to the conditions set forth herein, and to the following additional conditions:

(1)           No order suspending the effectiveness of the Registration Statement shall be in effect, and no Proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; the Prospectus and each applicable Issuer Free Writing Prospectus and Pricing Supplement shall have been timely filed with the Commission under the 1933 Act and in accordance with Section 4(a) hereof.

(2)           The Company’s representations and warranties herein and in any Terms Agreement shall be true and correct on the date hereof and on and as of each Closing Date; and the statements of the Company and its officers made in any Officer’s Certificate and other certificates delivered pursuant to this Agreement (as such Officer’s Certificate and other certificates are updated to each Closing Date) shall be true and correct on and as of its date.

(3)           If there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in the 1934 Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance, review or watch, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(4)           No event or condition of a type described in Section 5(a)(7) hereof shall have occurred or shall exist, which event or condition is not disclosed in the Disclosure Package (excluding any amendment or supplement thereto), the Registration Statement (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the sole judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the applicable Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the Registration Statement, the Prospectus and any applicable Terms Agreement.

(5)           None of the following events shall have occurred: (a) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange or the NASDAQ Stock Market; (b) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State or Georgia State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on such Closing Date on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Prospectus,  the Disclosure Package and any applicable Terms Agreement.

(6)           No action shall have been taken and no law shall have been enacted, adopted or issued by any Authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Securities, or which in any way questions or affects the validity of the Securities, and no injunction or order of any Authority shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Securities.

(7)           The Securities shall be eligible for clearance and settlement through DTC and any other applicable foreign clearing agency, if any, specified in the applicable Terms Agreements.

Further, if specifically called for by any written agreement between the Company and the Representative, including a Terms Agreement, the Underwriters’ obligations hereunder and under such agreement, shall be subject to such additional conditions as agreed to by the parties (which may include the certificates, opinions and letters set forth in Section 6 hereof), each of which such agreed conditions shall be met on the corresponding Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters.

8.	Indemnification and Contribution

(a)           The Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses including reasonable costs of investigation and defense and reasonable attorneys’ fees and expenses (collectively, “Losses”), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Law or regulation, at common law or otherwise, insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Registration Statement, the Disclosure Package, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written Underwriter Information or Auction Service Provider Information specifically furnished to the Company by any Underwriter through the Representative or the Auction Service Provider, respectively, as provided in Section 5(a)(1)(ii) or Section 8(h), respectively, herein provided, to avoid double counting, in no event shall the Company be required to indemnify an Underwriter hereunder for the same Losses as it provides indemnity to such Underwriter under the Auction Services Agreement or to indemnify such Underwriter under the Auction Services Agreement for the same Losses as it provides indemnity hereunder so long as, with respect to such indemnified Losses, the indemnifying party shall be currently fulfilling its obligation to indemnify under either of the Underwriting Agreement or the Auction Services Agreement to the satisfaction of each indemnified party.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including pursuant to the Auction Services Agreement.

(b)           Each Underwriter shall severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Law or regulation, at common law or otherwise, insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Registration Statement, the Disclosure Package, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, each Underwriter will only be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written Underwriter Information furnished specifically by such Underwriter for inclusion therein as provided in Section 8(h) below.  This indemnity agreement will be in addition to any liability which an Underwriter may otherwise have, including pursuant to the Auction Services Agreement; provided, to avoid double counting, in no event shall an Underwriter be required to provide indemnity hereunder for the same Losses as it provides indemnity to the Company or its directors, officers and controlling persons under the Auction Services Agreement or to indemnify the Company or its directors, officers or controlling persons under the Auction Services Agreement for the same Losses as it provides indemnity to them hereunder so long as, with respect to such indemnified Losses, the indemnifying party shall be currently fulfilling its obligation to indemnify under either of the Underwriting Agreement or the Auction Services Agreement to the satisfaction of each indemnified party.  This indemnity agreement will be in addition to any liability which an Underwriter may otherwise have, including pursuant to the Auction Services Agreement.

(c)           Promptly after receipt by an indemnified party under Sections 8(a) or 8(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Sections, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Sections 8(a) or 8(b) above, as applicable, unless and to the extent such failure results in the indemnifying party’s loss of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 8(a) or 8(b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one separate firm (in addition to local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Loss or Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Proceeding), unless such settlement, compromise or consent (i) includes an unconditional, irrevocable release of each indemnified party from all Loss arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in Sections 8(a), 8(b) or 8(c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the applicable Underwriter(s) shall contribute to the aggregate Losses to which the Company and the applicable Underwriter(s) may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the applicable Underwriter(s) on the other from the offering of the Securities; provided, however, in no case shall any Underwriter be responsible for any amount in excess of an amount represented by the percentage that the total compensation received by such Underwriter (after payment of the Auction Service Provider fees) in connection with such offering of Securities (exclusive of expense reimbursement) bears to the total sales price from the sale of the Securities sold to or through such Underwriter to the date of such liability.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the applicable Underwriter(s) shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the applicable Underwriter(s) on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by it, and benefits received by the applicable Underwriter(s) shall be deemed to be equal to an amount represented by the percentage that the total compensation received by the applicable Underwriter(s) (exclusive of expense reimbursement and the amount of the Auction Service Provider fees paid by such Underwriter and not reimbursed by the Company) bears to the total sales price from the sale of the Securities sold to or through the applicable Underwriter(s).  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the applicable Underwriter(s) on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the applicable Underwriter(s) agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such Loss or Proceeding.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions (exclusive of any expenses reimbursed by the Company and less any Auction Service Provider fees or charges paid by the applicable Underwriter and not reimbursed by the Company) in connection with the Securities underwritten by it and distributed to the public.

(f)           Losses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred after receipt of reasonably itemized invoices therefor.  Each successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors, officers, agents  or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(g)           For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of  Section 8(d).

(h)           The Company acknowledges that the names of the Underwriters appearing on the front cover of the Prospectus and the seventh and eighth paragraphs under the section “Supplemental Plan of Distribution” in the prospectus supplement included in the Prospectus and any additional information agreed to in writing by the Company and the applicable Underwriter(s) in any Terms Agreement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity.

9.	Expenses

The Company will pay, or reimburse the applicable Underwriter(s) for, the following expenses incident to the performance of this Agreement, including: (i) the preparation and filing of the Registration Statement and any amendments thereto, and all filings needed to maintain the Registration continuously as effective, including any Renewal Registration Statement; (ii) the preparation, issuance and delivery of the Securities; (iii) all expenses incurred in preparing, printing and distributing the Prospectus, the Disclosure Package and any Issuer Free Writing Prospectuses to investors or prospective investors; (iv) the costs of any “roadshow”, including any internet roadshow; (v) the fees and disbursements of the Company’s auditors, counsel, the Trustee and any registrar, transfer or paying agents appointed by the Company with respect to all Securities (including the fees and charges to counsel for the Trustee and such agents); (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (vii) the fees and expenses, if any, including the reasonable fees and charges of counsel for the Underwriters incurred with respect to any obtaining DTC approval for book-entry through DTC’s facilities filing with and clearance by FINRA; (viii) the cost of providing CUSIP or other identification numbers for the Securities; (ix) all reasonable expenses (including fees and charges of counsel for the Underwriters) in connection with “Blue Sky”, state and foreign securities Law qualifications; and (x) any fees charged by Rating Agencies for rating Securities.

10.	Termination; Addition of Underwriters/Representatives

(a)           Subject to compliance with Section 13(j) hereof, the provisions of this Agreement (including any Terms Agreement) relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Underwriter or by any Underwriter as to such Underwriter upon the giving of written notice of such suspension or termination to such Underwriter or the Company, as the case may be not less than one (1) business day prior to the date of such suspension or termination.  In the event of such suspension or termination with respect to any Underwriter, (i) this Agreement shall remain in full force and effect with respect to any Underwriter as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued or Securities for which an offer to purchase has been accepted by the Company, but the delivery to the applicable Underwriter(s) of such Securities has not occurred, and (iii) in any event, this Agreement shall remain in full force and effect insofar as the first paragraph of Section 2(a) and Sections 4(h), and Sections 8 through 13 (inclusive) hereof are concerned.

Any Terms Agreement shall further be subject to termination in your absolute discretion (i) if, with respect to any offer of Securities pursuant to such Terms Agreement, the conditions set forth in Section 7 hereof are not satisfied with respect to such offer or (ii) on the terms set forth or incorporated by reference therein.  The termination of this Agreement shall not require (but will not prohibit) termination of any agreement by the Representative on behalf of the Underwriters to purchase Securities, and the termination of any such agreement shall not require (but will not prohibit or limit) termination of this Agreement.

(b)           The Company, in its sole discretion, may appoint one or more additional parties to act as Underwriters hereunder from time to time. Any such appointment shall be made in a writing signed by the Company and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Company and such other party. When such appointment is effective, such other party shall be deemed to be one of the Underwriters referred to in, and to have the rights and obligations of an Underwriter under, this Agreement, subject to the terms and conditions of such appointment. The Company shall deliver a copy of such appointment to each other Underwriter promptly after it becomes effective.

(c)           The Company, subject to compliance with Section 13(j) hereof, may (i) suspend or terminate at any time the Representative upon the giving of written notice of such suspension or termination to the Representative by the Company and (ii) appoint one or more additional parties to act as Representative hereunder from time to time (it being understood that the Representative’s suspension or termination in its capacity as an Underwriter shall be governed by Section 10(a) hereof and not this Section 10(c)).

11.	Notices

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), electronic mail or registered mail to the Company or the Underwriters through the Representative at their respective addresses, facsimile numbers or email addresses set forth below.  All such notices shall be effective on receipt.

If to the Company:

United Community Banks, Inc.
125 Highway 515 East
Blairsville, Georgia 30512
Attn: Rex Schuette
Facsimile: (706) 745-9046
Email: rex_schuette@ucbi.com

If to the Representative:

Macquarie Capital (USA) Inc., as Representative of the Several Underwriters
125 West 55th Street
New York, NY  10019
Attn: Christopher Hogg
Facsimile: (212) 231-1717
E-mail: chris.hogg@macquarie.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

12.	Governing Law; Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.  Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by executing and delivering this Agreement, each party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such Proceeding for itself and in respect of its property, assets and revenues.  Each party hereby also irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

13.	Miscellaneous

(a)           Severability.  The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof.

(b)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by facsimile or electronic means and which facsimile or electronic signature shall have the same force and effect as manually signed originals).  Each counterpart, when executed and delivered, shall be an original and all of which together shall constitute one and the same instrument.

(c)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective, unless it is in writing and signed by the parties hereto.

(d)           Survival.  The respective agreements, covenants, representations, warranties, indemnities and other statements of the Company and the Underwriters in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement (including in any Terms Agreement or in certificates of officers of the Company submitted pursuant hereto), shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities of any tranche or series and termination of any of this Agreement and/or any Terms Agreement.

(e)           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the Underwriters and the Company and, to the extent provided in Section 8 hereof, shall inure to the benefit of the officers, directors, agents and controlling persons of the Company and Underwriters, and their respective successors and assigns, heirs, executors, administrators and personal and legal representatives.  No other person shall have any right under or by virtue of this Agreement, whether as a third party beneficiary or otherwise.  No purchaser of any Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(f)           No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other; (ii) in connection with this Agreement and any transaction hereunder and pursuant to any Terms Agreement, the Underwriters are acting solely as a principal and not as the agent or fiduciary of the Company; (iii) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity; (iv) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or has any other obligation to the Company, except the obligations expressly set forth in this Agreement; and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with each offering hereunder, including the use of the Auction Process and the results thereof.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency (except as specifically provided herein), fiduciary or similar duty to the Company, in connection with this Agreement, the Auction Service Provider Agreement, or any offer or sale of Securities pursuant to this Agreement and any Terms Agreement, any such transactions or the process leading thereto.

(g)           As used herein, the singular shall include the plural and vice versa, and the words “include,” “included” and “including” shall be deemed to be followed by the words “without limitation.”

(h)           Neither this Agreement nor any Terms Agreement shall modify the Auction Services Agreement.

(i)           In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding as Representative of the various Underwriters, please sign and return to us a counterpart hereof, and upon acceptance hereof by the Representative, this letter and such acceptance hereof shall constitute a binding agreement between the Company and the Representative.

Very truly yours,

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy Tallent
Name: Jimmy Tallent
Title: President & CEO

Confirmed and accepted as of the date first above written:

MACQUARIE CAPITAL (USA) INC., as Representative

By:	/s/ John Roddy
Name: John Roddy
Title: SMD

By:	/s/ Eric Hanson
Name: Eric Hanson
Title: SMD

Signature Page to Underwriting Agreement